Computation of Pro Forma Ratio of Earnings to Fixed Charges


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                                                             Nine Months
                                               Year ended       Ended
                                              December 31,  September 30,
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                                                  1997          1998
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 Computation of Earnings
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 After tax net income                            84,449        88,473
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 Tax expense/(benefit                              (740)          168
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 Pre-tax net income                              83,709        88,641
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 Equity earnings in subsidiary                   (5,724)      (16,417)
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 Interest expense                                53,074        35,251
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 Net income before adjustments                  131,059       107,475
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 Distributed equity earnings                      9,588        12,248
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 Capitalized interest*                              --         (1153)
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 Net income after adjustments                   140,647       118,570
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 Fixed charges                                   53,074        35,251
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 Interest expense                                53,074        35,251
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 Capitalized interest*                              --             --
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 Amortized expenses related to debt**               --             --
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 Estimated  interest  associated  with rental       --             --
 payments
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 Preference     security     dividends     of       --             --
 subsidiaries
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 Total Fixed Charges                             53,074        35,251
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 Pro forma ratio of earnings to fixed charges      2.65          3.36
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*     Immaterial
**    Included in interest expense